UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 7, 2005

(Date of earliest event reported)

TECH DATA CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-14625	59-1578329
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

5350 Tech Data Drive

Clearwater, Florida, 33760

(Address of principal executive offices)

727-539-7429

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 7, 2005, the Board of Directors of Tech Data Corporation (the “Company”) approved a change to the compensation for non-employee members of the Company’s Board of Directors. Non-employee members of the Board of Directors will receive an annual retainer of $45,000. The Chairperson of the Audit Committee and Audit Committee members will receive annual retainers of $20,000 and $10,000, respectively. Chairpersons of all other committees will receive an annual retainer of $7,500 and committee members (other than members of the Company’s Audit Committee) will receive an annual retainer of $3,500. All annual retainers will be paid in quarterly installments.

In addition, all non-employee members of the Board of Directors received a grant of 3,000 maximum-value stock -settled stock appreciation rights (“MV Stock-settled SARs”) pursuant to the 2000 Equity Incentive Plan of Tech Data Corporation (the “2000 Equity Incentive Plan”), as amended by the Company’s shareholders at the 2005 Annual Meeting of Shareholders held on June 7, 2005. The award of the MV Stock-settled SARs were priced at the last sale price as quoted on the NASDAQ Stock Market on June 7, 2005 and fully vest in one year from the date of the award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

June 13, 2005	/s/ JEFFERY P. HOWELLS
Jeffery P. Howells
Executive Vice President &
Chief Financial Officer
Tech Data Corporation